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                                                                   EXHIBIT 21.1

                                SUBSIDIARIES OF
                           PHOENIX TECHNOLOGIES LTD.

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
Subsidiary Country/State of Incorporation
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
   Wholly Owned
       Phoenix Technologies (Taiwan) Ltd............................... Delaware
       Phoenix Technologies Kabushiki Kaisha........................... Japan
       Phoenix Technologies SARL....................................... France
       Phoenix Technologies GmbH....................................... Germany
       Phoenix Technologies FSC Ltd.................................... Barbados
       Phoenix Technologies (Hungary) Ltd.............................. Hungary
       Phoenix Technologies (Korea) Ltd................................ Korea
       Phoenix Technologies Asia Pacific Ltd........................... Hong Kong
       Phoenix Technologies (Nanjing) Co. Ltd.......................... PRC
       Award Software Far East Ltd. Taiwan............................. Taiwan

   Majority Owned
       inSilicon Corporation........................................... Delaware
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